Exhibit 10.25

SUBSCRIPTION AGREEMENT

Common Stock

and/or Pre-Funded Warrants

of

Agrify Corporation

This Subscription Agreement (this “Subscription Agreement”) relates to my agreement to purchase shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and/or pre-funded warrants (the “Pre-Funded Warrants” and, collectively with the Shares, the “Securities”) of Agrify Corporation, a Nevada corporation (the “Company”), for a purchase price of $__ per Share and $__ per Pre-Funded Warrant, for a total purchase price as indicated on the signature page to this Subscription Agreement (the “Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), initial filed on January 26, 2024 (File No. 333-276724), as amended on February 7, 2024, and declared effective on February __, 2024 (the “Registration Statement”) for the sale of the Securities. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

I understand that if I wish to purchase Securities, I must sign this Subscription Agreement and have funds deposited into the following escrow account:

In order to induce the Company to accept this Subscription Agreement for the Securities and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds will be returned to me.

2. I have received the Registration Statement.

3. At the time I was offered the Securities, I was, and as of the date hereof I am, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

4. I am either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of my incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out my obligations hereunder. The execution and delivery of this Subscription Agreement and performance by me of the transactions contemplated by the this Subscription Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, by me. The Subscription Agreement has been duly executed by me, and when delivered by me in accordance with the terms hereof or thereof, will constitute my valid and legally binding obligation, enforceable against me in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5. I am acquiring the Securities hereunder in the ordinary course of my business. I am acquiring the Securities as principal for my own account and I have no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting my right to sell such Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

6. I, either alone or together with my representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and have so evaluated the merits and risks of such investment. I am able to bear the economic risk of an investment in the Securities and, at the present time, am able to afford a complete loss of such investment.

7. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the previous representations, you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such an assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

The undersigned hereby signs this Subscription Agreement as of ____________________, 2024.

Print Name Above

Sign Above

IF subscriber is an entity, specify name and title below:

Name:

Title:

Subscription Price (this is the total amount of your investment) $ ___________________________________________

Number of Shares of Common Stock

Number of Pre-Funded Warrants